Exhibit C

LOCK-UP LETTER

September 11, 2014

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

as Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Juno Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending on, and including, the date that is 180 days after the effective date of the registration statement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to:

(a) transactions relating to shares of Common Stock or other securities sold or acquired in the Public Offering (other than any issuer-directed shares of Common Stock purchased in the Public Offering by an officer or director of the Company) or acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by will or intestacy, (ii) by bona fide gift or charitable contribution, (iii) to the spouse, domestic partner, parent, sibling, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of one or more immediate family members, (iv) if the undersigned is a corporation, partnership or other business entity (x) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (y) as part of a disposition, transfer or distribution without consideration by the undersigned to its equity holders, limited partners or members or (v) if the undersigned is a trust, to a trustee or beneficiary of the trust, provided that in the case of any transfer or distribution pursuant to this clause (b), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this Letter Agreement, and provided, further, in the case of clauses (ii) through (v), that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other public announcement shall be required or shall be voluntarily made during the Restricted Period (provided, however, that the undersigned shall be permitted to make required filings on a Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, provided that any such filings shall not be made in connection with a transfer, disposition or distribution of Common Stock or any security convertible into or exercisable of exchangeable for Common Stock);

(c) the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that the underlying shares of Common Stock continue to be subject to the restrictions set forth in this Letter Agreement and, provided, further, that no filing under Section 16(a) of the Exchange Act reporting a disposition of shares of Common Stock or other public announcement shall be required or shall be made voluntarily in connection with such vesting or exercise during the Restricted Period;

(d) the exercise of options for cash to purchase shares of Common Stock granted under a stock incentive plan or stock purchase plan described in the Prospectus, or the exercise of warrants for cash to purchase shares of Common Stock described in the Prospectus and outstanding as of the date of the Prospectus, provided, that the underlying shares of Common Stock continue to be subject to the restrictions set forth in this Letter Agreement;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act regarding the establishment of such plan is required of or is voluntarily made by or on behalf of the undersigned or the Company, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(f) the conversion of the outstanding preferred stock of the Company into shares of Common Stock, provided that such shares of Common Stock remain subject to the terms of this Letter Agreement;

(g) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

(h) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that (i) with respect to any transfer in connection with a divorce settlement, each transferee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this Letter Agreement and (ii) to the extent a public announcement or filing under the Exchange Act regarding the transfer is required of or is voluntarily made by or on behalf of the undersigned or the Company, such announcement or filing shall include a statement to the effect that the transfer was made by operation of law and, if applicable, pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable;

(i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or such other securities in connection with any such transaction, or vote any securities in favor of any such transaction) that has been approved by the board of directors of the Company, provided that if the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement; or

(j) the exercise of any right with respect to, or the taking of any other action in preparation for, a registration by the Company of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, provided that no transfer of the undersigned’s Common Stock registered pursuant to the exercise of such rights under this item shall occur, and no registration statement shall be filed, during the Restricted Period.

For the purposes of clause (i), a “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own a majority of the outstanding voting securities of the Company (or the surviving entity).

In addition, the undersigned agrees that, subject to the exception set forth in paragraph (j) above, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

By accepting the obligations of the undersigned contained herein, each of the Representatives, on behalf of the underwriters, agrees that if the Representatives waive or terminate any of the foregoing restrictions in connection with a transfer of capital stock of the Company, with respect to any of the securities of any executive officer or director of the Company or person that held at least 1% of the Common Stock prior to the Public Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the final prospectus used to sell the Shares) (a “Triggering Release”), the provisions of this letter agreement shall be waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of securities of the undersigned as the percentage of Common Stock being released in the Triggering Release represent with respect to the securities held by the applicable executive officer, director or greater-than-1% stockholder. Notwithstanding the foregoing, no waiver or termination will constitute a Triggering Release, if (a) the aggregate fair market value of such releases to such security holders (whether in one or multiple releases) is less than or equal to $1,000,000 in the aggregate (such fair market value to be calculated using the closing or last reported sale price of the Common Stock on the date of each such release) or (b) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Common Stock during the Restricted Period (a “Follow-on Offering”); provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, (i) shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering or (ii) such contractual rights are waived pursuant to the terms thereof; and in the event the Underwriters make the determination to cut back the number of securities to be sold by stockholders in the Follow-on Offering, such cut back shall be on a basis consistent with such contractual rights.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, (i) if either the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, (iii) if the registration statement related to the Public Offering has been withdrawn prior to the execution of the Underwriting Agreement or

(iv) the Underwriting Agreement is not executed on or before March 31, 2015, the undersigned shall be automatically released from all obligations under this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page to follow]

Very truly yours,

CL Alaska, L.P.

/s/ John S. Cochran
Signature

John S. Cochran
Print name of signatory

Vice President of General Partner
Print title of signatory

Address:	201 Main Street, Suite 1900

Fort Worth, TX 76102

Signature page to Lock-up Letter